UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 24, 2026

INTERFACE INC

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800
Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02     Results of Operations and Financial Condition

On February 24, 2026, Interface, Inc. (the “Company”) issued a press release reporting its financial results for the fourth quarter and full year of 2025 (the “Earnings Release”). A copy of the Earnings Release is included as Exhibit 99.1 hereto and hereby incorporated by reference. The information set forth in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Measures in the Earnings Release

The Earnings Release includes, as additional information for investors, the Company’s adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative (“SG&A”) expenses, currency neutral sales and currency neutral sales growth, net debt, and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). These measures are not in accordance with financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, GAAP financial measures.

Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the cyber event impact, and restructuring, asset impairment, severance, and other, net. Adjusted EPS and adjusted net income also exclude the loss on debt extinguishment, a warehouse fire recovery, property casualty loss impact, the loss on foreign subsidiary liquidation, the UK pension surplus tax rate change, and deferred taxes - rate changes and other. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization. Adjusted SG&A expenses exclude restructuring, asset impairment, severance, and other, net and the cyber event impact.

Currency neutral sales and currency neutral sales growth exclude the impact of foreign currency fluctuations. Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation expense, cyber event impact, property casualty loss impact, restructuring, asset impairment, severance, and other, net, nora purchase accounting amortization, a warehouse recovery, and the loss on foreign subsidiary liquidation.

Because the Company engages in acquisitions only episodically, and not as an everyday matter, the Company believes presenting certain measures excluding the effects of acquisitions facilitates focus on normal ongoing operations. The Company also believes presenting sales information absent the effect of foreign currency exchange rate fluctuations facilitates comparison of the Company’s operational performance between periods.

The Company generally believes reporting its adjusted results helps investors’ understanding of historical operating trends, because it facilitates comparison of current and prior periods during which one or more unique events may have occurred. The Company also believes that adjusted results provide supplemental information for comparisons to other companies which may not have experienced the same events underlying the adjustments. Furthermore, the Company uses adjusted results internally as supplemental information to evaluate its own performance, for planning purposes and in connection with its compensation programs.

Item 7.01     Regulation FD Disclosure

Management of Interface, Inc. (the “Company”) has updated the slide presentation which may be used in whole or in part in meetings with and presentations to investors and potential investors. A copy of the slide presentation is attached as Exhibit 99.2.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated February 24, 2026, reporting its financial results for the fourth quarter and full year of 2025 (furnished pursuant to Item 2.02 of this Report).
99.2	Interface Inc. slide presentation dated February 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Bruce A. Hausmann
Bruce A. Hausmann
Chief Financial Officer
Date: February 24, 2026